Exhibit 4.15


                                 ICG HOLDINGS, INC.,
                                             as Issuer


                              ICG COMMUNICATIONS, INC.,
                                             as Guarantor


                                         and


                     NORWEST BANK COLORADO, NATIONAL ASSOCIATION,
                                             as Trustee






                               ------------------------

                                      Indenture

                              Dated as of March 11, 1997

                              -------------------------


                        11 5/8% Senior Discount Notes due 2007

                                CROSS-REFERENCE TABLE
                                ---------------------



     TIA Sections                             Indenture Sections
     ------------                             ------------------

     <Section> 310(a)(1) . . . . . . . . . .         7.10
         (a)(2)  . . . . . . . . . . . . . .         7.10
         (b) . . . . . . . . . . . . . . . .         7.08
     <Section> 313(c)  . . . . . . . . . . .         7.06; 11.02
     <Section> 314(a)  . . . . . . . . . . .         4.18; 11.02
         (a)(4)  . . . . . . . . . . . . . .         4.17; 11.02
         (c)(1)  . . . . . . . . . . . . . .         11.03
         (c)(2)  . . . . . . . . . . . . . .         11.03
         (e) . . . . . . . . . . . . . . . .         11.04
     <Section> 315(b)  . . . . . . . . . . .         7.05; 11.02
     <Section> 316(a)(1)(A)  . . . . . . . .         6.05
         (a)(1)(B) . . . . . . . . . . . . .         6.04
         (b) . . . . . . . . . . . . . . . .         6.07
     <Section> 317(a)(1) . . . . . . . . . .         6.08
         (a)(2)  . . . . . . . . . . . . . .         6.09
     <Section> 318(a)  . . . . . . . . . . .         11.01
         (c) . . . . . . . . . . . . . . . .         11.01

     Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                                  TABLE OF CONTENTS
                                  -----------------
                                                                          Page
                                                                          ----

     RECITALS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . .   1

                                     ARTICLE ONE
                      DEFINITIONS AND INCORPORATION BY REFERENCE

       SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . .   1
       SECTION 1.02.  Incorporation by Reference of Trust Indenture Act  . .  22
       SECTION 1.03.  Rules of Construction  . . . . . . . . . . . . . . . .  22

                                     ARTICLE TWO
                                    THE SECURITIES

       SECTION 2.01.  Form and Dating  . . . . . . . . . . . . . . . . . . .  23
       SECTION 2.02.  Restrictive Legends  . . . . . . . . . . . . . . . . .  24
       SECTION 2.03.  Execution, Authentication and Denominations  . . . . .  26
       SECTION 2.04.  Registrar and Paying Agent . . . . . . . . . . . . . .  28
       SECTION 2.05.  Paying Agent to Hold Money in Trust  . . . . . . . . .  28
       SECTION 2.06.  Transfer and Exchange  . . . . . . . . . . . . . . . .  29
       SECTION 2.07.  Book-Entry Provisions for Global Securities  . . . . .  30
       SECTION 2.08.  Special Transfer Provisions  . . . . . . . . . . . . .  32
       SECTION 2.09.  Replacement Securities . . . . . . . . . . . . . . . .  34
       SECTION 2.10.  Outstanding Securities . . . . . . . . . . . . . . . .  35
       SECTION 2.11.  Temporary Securities . . . . . . . . . . . . . . . . .  36
       SECTION 2.12.  Cancellation . . . . . . . . . . . . . . . . . . . . .  36
       SECTION 2.13.  CUSIP Numbers  . . . . . . . . . . . . . . . . . . . .  36
       SECTION 2.14.  Defaulted Interest . . . . . . . . . . . . . . . . . .  36

                                    ARTICLE THREE
                                      REDEMPTION

       SECTION 3.01.  Right of Redemption  . . . . . . . . . . . . . . . . .  37
       SECTION 3.02.  Notices to Trustee . . . . . . . . . . . . . . . . . .  37
       SECTION 3.03.  Selection of Securities to Be Redeemed . . . . . . . .  38
       SECTION 3.04.  Notice of Redemption . . . . . . . . . . . . . . . . .  38
       SECTION 3.05.  Effect of Notice of Redemption . . . . . . . . . . . .  39
       SECTION 3.06.  Deposit of Redemption Price  . . . . . . . . . . . . .  39
       SECTION 3.07.  Payment of Securities Called for Redemption  . . . . .  40
       SECTION 3.08.  Securities Redeemed in Part  . . . . . . . . . . . . .  40

                                     ARTICLE FOUR
                                      COVENANTS

       SECTION 4.01.  Payment of Securities  . . . . . . . . . . . . . . . .  40
       SECTION 4.02.  Maintenance of Office or Agency  . . . . . . . . . . .  41
       SECTION 4.03.  Limitation on Indebtedness . . . . . . . . . . . . . .  41
       SECTION 4.04.  Limitation on Restricted Payments  . . . . . . . . . .  45
       SECTION 4.05.  Limitation on Dividend and Other Payment Restrictions
                    Affecting Restricted Subsidiaries  . . . . . . . . . . .  48
       SECTION 4.06.  Limitation on the Issuances and Sale of Capital Stock of
                    Restricted Subsidiaries  . . . . . . . . . . . . . . . .  50
       SECTION 4.07.  Limitation on Issuances of Guarantees by Restricted
                    Subsidiaries . . . . . . . . . . . . . . . . . . . . . .  50
       SECTION 4.08.  Limitation on Transactions with Shareholders and
                    Affiliates . . . . . . . . . . . . . . . . . . . . . . .  51
       SECTION 4.09.  Limitation on Liens  . . . . . . . . . . . . . . . . .  52
       SECTION 4.10.  Limitation on Sale-Leaseback Transactions  . . . . . .  53
       SECTION 4.11.  Limitation on Asset Sales  . . . . . . . . . . . . . .  54
       SECTION 4.12.  Repurchase of Securities upon a Change of Control  . .  55
       SECTION 4.13.  Existence  . . . . . . . . . . . . . . . . . . . . . .  55
       SECTION 4.14.  Payment of Taxes and Other Claims  . . . . . . . . . .  55
       SECTION 4.15.  Maintenance of Properties and Insurance  . . . . . . .  55
       SECTION 4.16.  Notice of Defaults . . . . . . . . . . . . . . . . . .  56
       SECTION 4.17.  Compliance Certificates  . . . . . . . . . . . . . . .  56
       SECTION 4.18.  Commission Reports and Reports to Holders  . . . . . .  57
       SECTION 4.19.  Waiver of Stay, Extension or Usury Laws  . . . . . . .  57

                                     ARTICLE FIVE
                                SUCCESSOR CORPORATION

       SECTION 5.01.  When Company and Guarantor May Merge, Etc. . . . . . .  58
       SECTION 5.02.  Successor Substituted  . . . . . . . . . . . . . . . .  59

                                     ARTICLE SIX
                                 DEFAULT AND REMEDIES

       SECTION 6.01.  Events of Default  . . . . . . . . . . . . . . . . . .  59
       SECTION 6.02.  Acceleration . . . . . . . . . . . . . . . . . . . . .  61
       SECTION 6.03.  Other Remedies . . . . . . . . . . . . . . . . . . . .  61
       SECTION 6.04.  Waiver of Past Defaults  . . . . . . . . . . . . . . .  62
       SECTION 6.05.  Control by Majority  . . . . . . . . . . . . . . . . .  62
       SECTION 6.06.  Limitation on Suits  . . . . . . . . . . . . . . . . .  62
       SECTION 6.07.  Rights of Holders to Receive Payment . . . . . . . . .  63
       SECTION 6.08.  Collection Suit by Trustee . . . . . . . . . . . . . .  63
       SECTION 6.09.  Trustee May File Proofs of Claim . . . . . . . . . . .  63
       SECTION 6.10.  Priorities . . . . . . . . . . . . . . . . . . . . . .  64
       SECTION 6.11.  Undertaking for Costs  . . . . . . . . . . . . . . . .  64
       SECTION 6.12.  Restoration of Rights and Remedies . . . . . . . . . .  64
       SECTION 6.13.  Rights and Remedies Cumulative . . . . . . . . . . . .  65
       SECTION 6.14.  Delay or Omission Not Waiver . . . . . . . . . . . . .  65

                                    ARTICLE SEVEN
                                       TRUSTEE

       SECTION 7.01.  General  . . . . . . . . . . . . . . . . . . . . . . .  65
       SECTION 7.02.  Certain Rights of Trustee  . . . . . . . . . . . . . .  65
       SECTION 7.03.  Individual Rights of Trustee . . . . . . . . . . . . .  67
       SECTION 7.04.  Trustee's Disclaimer . . . . . . . . . . . . . . . . .  67
       SECTION 7.05.  Notice of Default  . . . . . . . . . . . . . . . . . .  67
       SECTION 7.06.  Reports by Trustee to Holders  . . . . . . . . . . . .  67
       SECTION 7.07.  Compensation and Indemnity . . . . . . . . . . . . . .  67
       SECTION 7.08.  Replacement of Trustee . . . . . . . . . . . . . . . .  68
       SECTION 7.09.  Successor Trustee by Merger, Etc.  . . . . . . . . . .  69
       SECTION 7.10.  Eligibility  . . . . . . . . . . . . . . . . . . . . .  69
       SECTION 7.11.  Money Held in Trust  . . . . . . . . . . . . . . . . .  69
       SECTION 7.12.  Withholding Taxes  . . . . . . . . . . . . . . . . . .  69

                                    ARTICLE EIGHT
                                DISCHARGE OF INDENTURE

       SECTION 8.01.  Termination of Company's Obligations . . . . . . . . .  70
       SECTION 8.02.  Defeasance and Discharge of Indenture  . . . . . . . .  71
       SECTION 8.03.  Defeasance of Certain Obligations  . . . . . . . . . .  73
       SECTION 8.04.  Application of Trust Money . . . . . . . . . . . . . .  75
       SECTION 8.05.  Repayment to Company . . . . . . . . . . . . . . . . .  75
       SECTION 8.06.  Reinstatement  . . . . . . . . . . . . . . . . . . . .  75
       SECTION 8.07.  Insiders . . . . . . . . . . . . . . . . . . . . . . .  76

                                     ARTICLE NINE
                         AMENDMENTS, SUPPLEMENTS AND WAIVERS

       SECTION 9.01.  Without Consent of Holders . . . . . . . . . . . . . .  76
       SECTION 9.02.  With Consent of Holders  . . . . . . . . . . . . . . .  77
       SECTION 9.03.  Revocation and Effect of Consent . . . . . . . . . . .  78
       SECTION 9.04.  Notation on or Exchange of Securities  . . . . . . . .  78
       SECTION 9.05.  Trustee to Sign Amendments, Etc. . . . . . . . . . . .  79
       SECTION 9.06.  Conformity with Trust Indenture Act  . . . . . . . . .  79

                                     ARTICLE TEN
                               GUARANTEE OF SECURITIES

       SECTION 10.01.  Security Guarantee  . . . . . . . . . . . . . . . . .  79
       SECTION 10.02.  Obligations Unconditional . . . . . . . . . . . . . .  80
       SECTION 10.03.  Notice to Trustee . . . . . . . . . . . . . . . . . .  81
       SECTION 10.04.  This Article Not to Prevent Events of Default . . . .  81
       SECTION 10.05.  Net Worth Limitation  . . . . . . . . . . . . . . . .  81

                                    ARTICLE ELEVEN
                                    MISCELLANEOUS

       SECTION 11.01.  Trust Indenture Act of 1939 . . . . . . . . . . . . .  81
       SECTION 11.02.  Notices . . . . . . . . . . . . . . . . . . . . . . .  82
       SECTION 11.03.  Certificate and Opinion as to Conditions Precedent  .  83
       SECTION 11.04.  Statements Required in Certificate or Opinion . . . .  83
       SECTION 11.05.  Rules by Trustee, Paying Agent or Registrar . . . . .  84
       SECTION 11.06.  Payment Date Other Than a Business Day  . . . . . . .  84
       SECTION 11.07.  Governing Law; Submission to Jurisdiction . . . . . .  84
       SECTION 11.08.  No Adverse Interpretation of Other Agreements . . . .  84
       SECTION 11.09.  No Recourse Against Others  . . . . . . . . . . . . .  84
       SECTION 11.10.  Successors  . . . . . . . . . . . . . . . . . . . . .  85
       SECTION 11.11.  Duplicate Originals . . . . . . . . . . . . . . . . .  85
       SECTION 11.12.  Separability  . . . . . . . . . . . . . . . . . . . .  85
       SECTION 11.13.  Table of Contents, Headings, Etc. . . . . . . . . . .  85

     EXHIBIT A    Form of Security   . . . . . . . . . . . . . . . . . . . . A-1
     EXHIBIT B    Form of Certificate  . . . . . . . . . . . . . . . . . . . B-1
     EXHIBIT C    Form of Certificate to Be Delivered in Connection with
                    Transfers Pursuant to Regulation S   . . . . . . . . . . C-1
     EXHIBIT D    Form of Certificate to Be Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors  . . . . . . . D-1


     ----------------------------
     Note: The Table of Contents shall not for any purposes be deemed to be a part of the Indenture.

              INDENTURE, dated as of March 11, 1997, among ICG HOLDINGS, INC., a Colorado corporation, as Issuer (the "Company"), ICG COMMUNICATIONS,
                                             -------
     INC., a Delaware corporation, as Guarantor (the "Guarantor"), and NORWEST
                                                      ---------
     BANK COLORADO, NATIONAL ASSOCIATION, as Trustee (the "Trustee").
                                                           -------

                               RECITALS OF THE COMPANY

                   The Company has duly authorized the execution and delivery of this Indenture to provide for the initial original issuance of $176,000,000 aggregate principal amount at maturity of the Company's 11 5/8% Senior Discount Notes due 2007 (the "Securities"), and the issuance
                                               ----------
     from time to time of additional Securities, issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done, and the Company and the Guarantor have done all things necessary to make the Securities, when executed by the Company and the Guarantor and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company and the Guarantor as hereinafter provided.

              This Indenture will, upon the effectiveness of the registration statement provided for under the Registration Rights Agreement, be subject to, and governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

              For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.


                                     ARTICLE ONE
                      DEFINITIONS AND INCORPORATION BY REFERENCE

               SECTION 1.01.  Definitions.
                              -----------

               "Accreted Value" means, for any Specified Date, the amount provided below for each $1,000 principal amount at maturity of Securities:

               (i) if the Specified Date occurs on one of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the
                  ------------------------
          amount set forth below for such Semi-Annual Accrual Date:

               SEMI-ANNUAL ACCRUAL DATE  ACCRETED VALUE
               ------------------------  ---------------
                    March 11, 1997         $567.660

                September 15, 1997         $601.410

                    March 15, 1998         $636.366

                September 15, 1998         $673.355

                    March 15, 1999         $712.493

                September 15, 1999         $753.907

                    March 15, 2000         $797.727

                September 15, 2000         $844.095

                    March 15, 2001         $893.157

                September 15, 2001         $945.072

                    March 15, 2002       $1,000.000

              (ii) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) the original issue price and (b) an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price multiplied by (2) a fraction, the numerator of which is the number of days from the issue date of the Securities to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the issue date of the Securities to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

              (iii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

              (iv) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

              "Acquired Indebtedness" has the meaning provided in
     Section 4.03(a).

              "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Guarantor and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Guarantor or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Guarantor or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04 (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Guarantor or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Guarantor or any of its Restricted Subsidiaries;
     (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04, any amount paid or accrued as dividends on preferred stock of the Guarantor or any Restricted Subsidiary owned by Persons other than the Guarantor and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

              "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Guarantor and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with
     GAAP), after deducting therefrom (i) all current liabilities of the Guarantor and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recently available quarterly or annual consolidated balance sheet of the Guarantor and its Restricted Subsidiaries, prepared in conformity with GAAP.

              "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

              "Agent" means any Registrar, Paying Agent, authenticating agent or co-Registrar.

              "Agent Members" has the meaning provided in Section 2.07(a).

              "Asset Acquisition" means (i) an investment by the Guarantor or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Guarantor or shall be merged into or consolidated with the Guarantor or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Guarantor and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Guarantor or any of its Restricted Subsidiaries of the property and assets of any Person other than the Guarantor or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Guarantor and its Restricted Subsidiaries on the date of such acquisition.

              "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by the Guarantor or any of its Restricted Subsidiaries to any Person other than the Guarantor or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Guarantor or any of its Restricted Subsidiaries or (iii) any other property and assets of the Guarantor or any of its Restricted Subsidiaries outside the ordinary course of business of the Guarantor or such Restricted Subsidiary and, in each case, that is not governed by the provisions of Article Five; provided that the meaning of "Asset Sale" shall not include (A) sales or other dispositions of inventory, receivables and other current assets, and (B) dispositions of assets of the Guarantor or any of its Restricted Subsidiaries, in substantially simultaneous exchanges for consideration consisting of any combination of cash, Temporary Cash Investments and assets that are used or useful in the telecommunications business of the Guarantor or its Restricted Subsidiaries, if such consideration has an aggregate fair market value substantially equal to the fair market value of the assets so disposed of; provided, however, that fair market value shall be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution delivered to the Trustee; and provided further that any cash or Temporary Cash Investments received by the Guarantor or any of its Restricted Subsidiaries pursuant to any transaction described in clause (B) above shall be applied in accordance with clause (A) or (B) of the first paragraph of Section 4.11.

              "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

              "Board of Directors" means the Board of Directors of the Company or the Guarantor as required by the context or any committee of such Board of Directors duly authorized to act under this Indenture.

              "Board Resolution" means a copy of a resolution, certified by the Secretary or Assistant Secretary of the Company or the Guarantor as required by the context to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

              "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

              "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the date of this Indenture, including, without limitation, all Common Stock and preferred stock.

              "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under such lease.

              "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock having more than 40% of the voting power of the total Voting Stock of the Guarantor on a fully diluted basis; (ii) individuals who on the Closing Date constitute the Board of Directors of the Guarantor (together with any new directors whose election by the Board of Directors or whose nomination for election by the Guarantor's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iii) all of the Common Stock of the Company is not beneficially owned by the Guarantor.

              "Change of Control Offer" has the meaning provided in Section 4.04(ix).

              "ChoiceCom" means CSW/ICG ChoiceCom, L.P., a Delaware limited partnership.

              "Closing Date" means the date on which the Securities are originally issued under this Indenture.

              "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

              "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common equity interests, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such common equity interests, but excluding all equity interests entitled to a preference with respect to dividends or distributions or upon liquidation.

              "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

              "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

              "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Guarantor and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Guarantor or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

              "Consolidated Indebtedness" means the aggregate amount of Indebtedness of the Guarantor, the Company and their Restricted Subsidiaries on a consolidated basis.

              "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Guarantor or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Guarantor and its Restricted Subsidiaries during such period; excluding, however, without duplication, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause
     (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the 13 1/2% Notes and the warrants issued therewith, the 12 1/2% Notes, the 14 1/4% Preferred Stock, the Securities and/or the Exchangeable Preferred Stock, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

              "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Guarantor and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Guarantor or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

              "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 1740 Broadway, Denver, Colorado 80274-8693,
     Attention:  Corporate Trust and Escrow Services.

              "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Guarantor or any of its Restricted Subsidiaries against fluctuations in currency values to or under which the Guarantor or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

              "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

              "Depositary" shall mean The Depository Trust Company, its nominees, and their respective successors.

              "Event of Default" has the meaning provided in Section 6.01.

              "Excess Proceeds" has the meaning provided in Section 4.11.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Exchange Securities" means any securities of the Company containing terms identical to the Securities (except that such Exchange Securities (i) shall be registered under the Securities Act, (ii) will not provide for an increase in the rate of interest (other than with respect to overdue amounts) and (iii) will not contain terms with respect to transfer restrictions) that are issued and exchanged for the Securities pursuant to the Registration Rights Agreement and this Indenture.

              "Exchangeable Preferred Stock" means the Preferred Stock of the Company issued on the Closing Date and any shares of Preferred Stock issued as payment in kind dividends thereon.

              "FOTI" means Fiber Optic Technologies Inc., a Colorado corporation.

              "14 1/4% Preferred Stock" means the 14 1/4% Exchangeable Preferred Stock mandatorily redeemable May 1, 2007 of the Company, and any shares of preferred stock issued as payment in kind dividends thereon.

              "GAAP" means generally accepted accounting principles in the United States of America as in effect as of August 8, 1995, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the 13 1/2% Notes and the warrants issued therewith, the 12 1/2% Notes, the 14 1/4% Preferred Stock, the Securities and/or the Exchangeable Preferred Stock and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

              "Global Securities" has the meaning provided in Section 2.01.

              "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

              "Guaranteed Indebtedness" has the meaning provided in Section
     4.07.

              "Guarantor" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

              "Holder" or "Securityholder" means the registered holder of any Security.

              "Holdings (Canada)" means ICG Holdings (Canada), Inc. and its successors and assigns.

              "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term "Incurrence" has a corresponding meaning.

              "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables,
     (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the original issue price of such Indebtedness and (ii) that Indebtedness shall not include (A) any amount of money borrowed, at the time of the Incurrence of the related Indebtedness, for the purpose of pre-funding any interest payable on such related Indebtedness or (B) any liability for federal, state, local or other taxes.

              "Indebtedness to EBITDA Ratio" means, as at any date of determination, the ratio of (i) the Consolidated Indebtedness as at the Transaction Date to (ii) the Consolidated EBITDA of the Guarantor for the then most recent four full fiscal quarters for which reports have been filed pursuant to Section 4.18 (such four full fiscal quarter period being referred to herein as the "Four Quarter Period"); provided that (x) pro
                                -------------------
     forma effect shall be given to any Indebtedness Incurred from the beginning of the Four Quarter Period through the Transaction Date (including any Indebtedness Incurred on the Transaction Date), to the extent outstanding on the Transaction Date, (y) if during the period commencing on the first day of such Four Quarter Period through the Transaction Date (the "Reference Period"), the Guarantor, the Company or any of the Restricted
      ----------------
     Subsidiaries shall have engaged in any Asset Sale, Consolidated EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale and any related retirement of Indebtedness as if such Asset Sale and related retirement of Indebtedness had occurred on the first day of such Reference Period or (z) if during such Reference Period the Guarantor, the Company or any of the Restricted Subsidiaries shall have made any Asset Acquisition, Consolidated EBITDA of the Guarantor shall be calculated on a pro forma basis as if such Asset Acquisition and any related financing had occurred on the first day of such Reference Period.

              "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

              "Institutional Accredited Investor" shall mean an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1),
     (2), (3) or (7) of Regulation D under the Securities Act.

              "Interest Payment Date" means each semiannual interest payment date on March 15 and September 15 of each year, commencing September 15, 2002.

              "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Guarantor or any of its Restricted Subsidiaries against fluctuations in interest rates in respect of Indebtedness to or under which the Guarantor or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary hereafter; provided that the notional principal amount thereof does not exceed the principal amount of the Indebtedness of the Guarantor and its Restricted Subsidiaries that bears interest at floating rates.

              "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Guarantor or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary of the Guarantor at the time that such Restricted Subsidiary of the Guarantor is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Guarantor and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

              "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

              "MTN" means Maritime Telecommunications Network, Inc., a Colorado corporation, and its successors.

              "Net Cash Proceeds" means (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Guarantor or any Restricted Subsidiary of the Guarantor) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of
     (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,
     (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Guarantor and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Guarantor or any Restricted Subsidiary of the Guarantor as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Guarantor or any Restricted Subsidiary of the Guarantor) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

              "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

              "Offer to Purchase" means an offer to purchase Securities by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Securities validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the Payment Date; (iii) that any Security not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Security accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Security purchased pursuant to the Offer to Purchase will be required to surrender the Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to an Offer to Purchase;
     (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Securities pursuant to an Offer to Purchase.

              "Officer" means, with respect to the Company or the Guarantor,
     (i) the Chairman of the Board, the President, any Vice President or the Chief Financial Officer and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

              "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof; provided, however, that any such certificate may be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

              "Offshore Global Security" has the meaning provided in Section
     2.01.

              "Offshore Physical Securities" has the meaning provided in
     Section 2.01.

              "Ohio LINX" means ICG Ohio LINX, Inc., an Ohio corporation.

              "Opinion of Counsel" means a written opinion signed by legal counsel who may be an employee of or counsel to the Company. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

              "Outstanding Securities" has the meaning provided in
     Section 2.10.

              "Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

              "Payment Date" means the date of purchase, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date a notice is mailed pursuant to an Offer to Purchase.

              "Permitted Investment" means (i) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Guarantor or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Guarantor and its Restricted Subsidiaries on the date of such Investment; (ii) a Temporary Cash Investment; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans or advances to employees made in the ordinary course of business in accordance with past practice of the Guarantor or its Restricted Subsidiaries and that do not in the aggregate exceed $2 million at any time outstanding; (v) stock, obligations or securities received in satisfaction of judgments; and (vi) Investments in an amount not to exceed, at any one time outstanding, all of the net cash proceeds received by the Guarantor from the sale of its Common Stock (to a Person other than one of its Subsidiaries) after the Closing Date.

              "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights of way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Guarantor or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that
     (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03, (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Guarantor and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Guarantor or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Guarantor or any Restricted Subsidiary other than the property or assets acquired; (xii) Liens in favor of the Guarantor or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Guarantor or any Restricted Subsidiary of the Guarantor that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed to protect the Guarantor or any of its Restricted Subsidiaries from fluctuations in the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Guarantor or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Guarantor and its Restricted Subsidiaries prior to the Closing Date; and (xviii) Liens on or sales of receivables.

              "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

              "Physical Securities" has the meaning provided in Section 2.01.

              "Preferred stock" or "preferred stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such preferred or preference stock.

              "principal" of a debt security, including the Securities, means the principal amount due on the Stated Maturity as shown on such debt security.

              "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth in Section 2.02.

              "Public Equity Offering" means a bona fide underwritten primary public offering of Common Stock of the Guarantor or the Company pursuant to an effective registration statement under the Securities Act.

              "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

              "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Securities, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Securities or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Securities; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.11 and 4.12 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Guarantor's repurchase of such Securities as are required to be repurchased pursuant to the provisions of Sections 4.11 and 4.12.

              "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

              "Redemption Price", when used with respect to any Security to be redeemed, means the price at which such Security is to be redeemed pursuant to this Indenture.

              "Registrar" has the meaning provided in Section 2.04.

              "Registration Rights Agreement" means the Registration Rights Agreement, dated March 11, 1997, among the Company, the Guarantor and Morgan Stanley & Co. Incorporated relating to the Securities.

              "Registration Statement" means the Registration Statement as defined and described in the Registration Rights Agreement.

              "Regular Record Date" for the interest payable on any Interest Payment Date means the March 1 or September 1 (whether or not a Business
     Day), as the case may be, next preceding such Interest Payment Date.

              "Regulation S" means Regulation S under the Securities Act.

              "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

              "Restricted Payments" has the meaning provided in Section 4.04.

              "Restricted Subsidiary" means any Subsidiary of the Guarantor other than an Unrestricted Subsidiary.

              "Rule 144A" means Rule 144A under the Securities Act.

              "Securities" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include any Exchange Securities to be issued and exchanged for any Securities pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Securities and Exchange Securities shall vote together as one series of Securities under this Indenture.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Security Guarantee" means the unconditional guarantee of the Securities by the Guarantor, as set forth in Article 10.

              "Security Register" has the meaning provided in Section 2.04.

              "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary of the Guarantor that, together with its Subsidiaries, (i) for the most recent fiscal year of the Guarantor, accounted for more than 10% of the consolidated revenues of the Guarantor and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Guarantor and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Guarantor for such fiscal year.

              "Specified Date" means any redemption date, any date of purchase for any purchase of Securities pursuant to Section 4.11 or 4.12 or any date on which the Securities are due and payable after an Event of Default.

              "StarCom" means StarCom International Optics Corporation, a British Columbia corporation, and its subsidiaries.

              "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and
     (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

              "Strategic Investor" means any Person engaged in the telecommunications business which has a net worth or equity market capitalization of at least $1 billion.

              "Strategic Investor Subordinated Indebtedness" means all Indebtedness of the Company owed to a Strategic Investor that is contractually subordinate in right of payment to the Securities to at least the following extent: no payment of principal (or premium, if any) or interest on or otherwise payable in respect of such Indebtedness may be made (whether as a result of a default or otherwise) prior to the payment in full of all of the Guarantor's and the Company's obligations under the Securities, provided, however, that prior to the payment of such obligations, interest on Strategic Investor Subordinated Indebtedness may be payable solely in kind or in Common Stock (other than Redeemable Stock) of the Guarantor.

              "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

              "Subsidiary Guarantee" has the meaning provided in Section 4.07.

              "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof, bankers' acceptances with maturities not exceeding 270 days, and overnight bank deposits, in each case issued by or with a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Guarantor) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

              "13 1/2% Notes" means the 13 1/2% Senior Discount Notes due 2005 of the Company guaranteed by Holdings (Canada) and the Guarantor on a senior unsecured basis.

              "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code <Section><Section> 77aaa-77bbb), as in effect on the date this Indenture was executed, except as provided in
     Section 9.06.

              "Trade Payables" means, with respect to any Person, any accounts payable or any other debt or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

              "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Guarantor or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

              "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

              "12 1/2% Notes" means the 12 1/2% Senior Discount Notes due 2006 of the Company guaranteed by Holdings (Canada) and the Guarantor on a senior unsecured basis.

              "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

              "U.S. Global Security" has the meaning provided in Section 2.01.

              "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Securities, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

              "U.S. Person" has the meaning ascribed thereto in Rule 902 under the Securities Act.

              "U.S. Physical Securities" has the meaning provided in Section
     2.01.

              "Unrestricted Subsidiary" means (i) any Subsidiary of the Guarantor that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of the Guarantor (including any newly acquired or newly formed Subsidiary of the Guarantor), other than the Company or a Subsidiary that has given a Subsidiary Guarantee, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Guarantor or any Restricted Subsidiary; provided that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Guarantor; provided that immediately after giving effect to such designation (x) the Guarantor could Incur $1.00 of additional Indebtedness under the first paragraph of Section 4.03(a) and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

              "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

              "Wholly Owned" means, with respect to any Subsidiary of any Person, such Subsidiary if 98% or more of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

              "Zycom" means Zycom Corporation, an Alberta, Canada corporation.

              SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.
                             -------------------------------------------------
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

              "indenture securities" means the Securities;

              "indenture security holder" means a Holder or a Securityholder;

              "indenture to be qualified" means this Indenture;

              "indenture trustee" or "institutional trustee" means the Trustee; and

              "obligor" on the indenture securities means the Company, the Guarantor or any other obligor on the Securities.

              All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

              SECTION 1.03.  Rules of Construction.  Unless the context
                             ---------------------
     otherwise requires:

              (i)  a term has the meaning assigned to it;

              (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (iii)     "or" is not exclusive;

              (iv) words in the singular include the plural, and words in the plural include the singular;

              (v)  provisions apply to successive events and transactions;

              (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

              (vii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.


                                     ARTICLE TWO
                                    THE SECURITIES

              SECTION 2.01.  Form and Dating.  The Securities and the Trustee's
                             ---------------
     certificate of authentication shall be substantially in the form annexed hereto as Exhibit A. The Securities may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and may have letters, notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. The Company shall approve the form of the Securities and any notation, legend or endorsement on the Securities. Each Security shall be dated the date of its authentication.

              The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. Each of the Company, the Guarantor and the Trustee, by its execution and delivery of this Indenture, expressly agrees to the terms and provisions of the Securities applicable to it and to be bound thereby.

              Securities offered and sold in reliance on Rule 144A shall be issued in the form of one or more permanent global Securities in registered form, substantially in the form set forth in Exhibit A (the "U.S. Global
                                                                 ------------
     Security"), deposited with the Trustee, as custodian for the Depositary,
     --------
     duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at maturity of a U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

              Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of one or more single permanent global Securities in registered form substantially in the form set forth in Exhibit A (the "Offshore Global Security") deposited with the Trustee, as
                     ------------------------
     custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at maturity of an Offshore Global Security may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as herein provided.

              Securities which are offered and sold to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons) shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical
                                                         --------------
     Securities").  Securities issued pursuant to Section 2.07 in exchange for
     ----------
     interests in a U.S. Global Security or an Offshore Global Security shall be in the form of U.S. Physical Securities or in the form of permanent certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Offshore Physical Securities"), respectively.
                              ----------------------------

              The Offshore Physical Securities and U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities".
                                                       -------------------
     U.S. Global Securities and Offshore Global Securities are sometimes referred to as the "Global Securities".
                         -----------------

              The definitive Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

              SECTION 2.02.  Restrictive Legends.  Unless and until a Security
                              -------------------
     is exchanged for an Exchange Security or otherwise disposed of in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, (i) each U.S. Global Security and each U.S. Physical Security shall bear the legend, set forth below on the face thereof and (ii) each Offshore Physical Security and the Offshore Global Security shall bear the legend set forth below on the face thereof until at least 41 days after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit B hereto.

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
         (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
         (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN ACCRETED VALUE OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) AFTER REGISTRATION UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

              Each Global Security, whether or not an Exchange Security, shall also bear the following legend on the face thereof:

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

               SECTION 2.03.  Execution, Authentication and Denominations.  The
                              -------------------------------------------
     initial original issuance under this Indenture shall be an amount equal to $176,000,000 aggregate principal amount at maturity, and, subject to Article Four, the Company may from time to time issue additional Securities, the aggregate principal amount of which additional Securities that may be authenticated and delivered under this Indenture is unlimited.

               The Securities shall be executed by an Officer of the Company listed in clause (i) of the definition of Officer herein and attested by an Officer of the Company listed in clause (i) or clause (ii) of the definition of Officer herein. The signature of any of these Officers on the Securities may be by facsimile or manual signature in the name and on behalf of the Company.

               If an Officer whose signature is on a Security no longer holds that office at the time the Trustee or authenticating agent authenticates the Security, the Security shall be valid nevertheless.

               A Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Security.
     The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

               Pursuant to and based upon a Company Order, the Trustee or an authenticating agent shall authenticate for original issue Securities registered in the name of the Depositary or the nominee of the Depositary or other Person, as specified in the Company Order, and shall deliver such Global Securities to the Depositary or pursuant to the Depositary's instructions or to such other Person; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Securities. The Opinion of Counsel shall, if requested by the Trustee, be to the effect that:

               (a) the form and terms of such Securities have been established by or pursuant to a Board Resolution or an indenture supplemental hereto in conformity with the provisions of this Indenture;

               (b) such supplemental indenture, if any, when executed and delivered by the Company, the Guarantor and the Trustee, will constitute a valid and binding obligation of the Company and the Guarantor;

               (c) such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company in accordance with their terms and will be entitled to the benefits of this Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

               (d) the Company has been duly incorporated in, and is a validly existing corporation in good standing under the laws of, the State of Colorado.

     Such Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount at maturity of Securities outstanding at any time may not exceed the amount set forth above except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to
     Section 2.06, 2.09, 2.10 or 2.11.

               The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

               The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount at maturity and any integral multiple of $1,000 in excess thereof.

               SECTION 2.04.  Registrar and Paying Agent.  The Company shall
                               --------------------------
     maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or
                                                    ---------
     agency where Securities may be presented for payment (the "Paying Agent")
                                                                ------------
     and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Securities and of their transfer and exchange (the "Security Register"). The Company may have one or more
                        -----------------
     co-Registrars and one or more additional Paying Agents.

               The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands for so long as such failure shall continue. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or
     (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands; provided, however, that neither the Company, a Subsidiary of the Company nor an Affiliate of any of them shall act as Paying Agent in connection with the defeasance of the Securities or the discharge of this Indenture under Article Eight.

               The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Security Register.

               SECTION 2.05.  Paying Agent to Hold Money in Trust.  Not later
                              -----------------------------------
     than 10:00 a.m. New York City time on each due date of the principal of, premium, if any, and interest on any Securities, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent, if any, other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and that such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Securities, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act as required by this Section 2.05.

               SECTION 2.06.  Transfer and Exchange.  The Securities are
                              ---------------------
     issuable only in registered form. A Holder may transfer a Security by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount at maturity of Securities of other authorized denominations (including on exchange of Securities for Exchange Securities), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that no exchanges of Securities for Exchange Securities shall occur until a Registration Statement shall have been declared effective by the Commission and that any Securities that are exchanged for Exchange Securities shall be cancelled by the Trustee. To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made to any Holder for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon transfers, exchanges or redemptions pursuant to Section 2.11, 3.08, 4.11, 4.12 or 9.04).

               The Registrar shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 3.03 or
     Section 3.08 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

               SECTION 2.07.  Book-Entry Provisions for Global Securities.
                              -------------------------------------------
      (a) Each U.S. Global Security and Offshore Global Security initially shall (i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

               Members of, or participants in, the Depositary ("Agent Members")
                                                                -------------
     shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under any Global Security, and the Depositary may be treated by the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.

               (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 2.08. In addition, Offshore Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a U.S. Global Securities or an Offshore Global Security, respectively, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Securities or the Offshore Global Securities, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request to the foregoing effect from the Depositary.

               (c) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

               (d) In connection with any transfer pursuant to paragraph (b) of this Section of a portion of the beneficial interests in a U.S. Global Security to beneficial owners who are required to hold U.S. Physical Securities, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of such U.S. Global Security in an amount equal to the principal amount at maturity of the beneficial interest in such U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

               (e) In connection with the transfer of the entire set of U.S. Global Securities or Offshore Global Securities to beneficial owners pursuant to paragraph (b) of this Section, the U.S. Global Securities or Offshore Global Securities, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Securities or Offshore Global Securities, as the case may be, an equal aggregate principal amount at maturity of U.S. Physical Securities or Offshore Physical Securities, as the case may be, of authorized denominations.

               (f) Any U.S. Physical Security delivered in exchange for an interest in a U.S. Global Security pursuant to paragraph (b) or (d) of this Section shall, except as otherwise provided by paragraph (f)(i)(x) and paragraph (d) of Section 2.08, bear the legend regarding transfer restrictions applicable to the U.S. Physical Security set forth in
     Section 2.02.

               (g) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

               (h) QIBs that are beneficial owners of interests in a Global Security may receive Physical Securities (which shall bear the Private Placement Legend if required by Section 2.02) in accordance with the procedures of the Depositary. In connection with the execution, authentication and delivery of such Physical Securities, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant Global Security equal to the principal amount of such Physical Securities and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities having an equal aggregate principal amount.

               SECTION 2.08.  Special Transfer Provisions.  Unless and until a
                            ---------------------------
     Security is exchanged for an Exchange Security in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

               (a)  Transfers to QIBs.  The following provisions shall apply
                    -----------------
     with respect to the registration of any proposed transfer of a U.S. Physical Security or an interest in a U.S. Global Security to a QIB (excluding Non-U.S. Persons):

               (i) If the Security to be transferred consists of (x) U.S. Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in a U.S. Global Security, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

               (ii) If the proposed transferor is an Agent Member, and the Security to be transferred consists of U.S. Physical Securities, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of such U.S. Global Security in an amount equal to the principal amount at maturity of the U.S. Physical Securities to be transferred, and the Trustee shall cancel the Physical Security so transferred.

               (b)  Transfers of Interests in Offshore Global Securities or
                    --------------------------------------------------------
     Offshore Physical Securities to U.S. Persons.  The following provisions
     --------------------------------------------
     shall apply with respect to any transfer of interests in Offshore Global Securities or Offshore Physical Securities to U.S. Persons:

               (i) prior to the removal of the Private Placement Legend from Offshore Global Securities or Offshore Physical Securities pursuant to
          Section 2.02, the Registrar shall refuse to register such transfer;
          and

               (ii) after such removal, the Registrar shall register the transfer of any such Security without requiring any additional certification.

               (c)  Transfers to Non-U.S. Persons at Any Time.  The following
                    -----------------------------------------
     provisions shall apply with respect to any transfer of a Security to a Non-U.S. Person:

               (i) The Registrar shall register any proposed transfer to any Non-U.S. Person if the Security to be transferred is a U.S. Physical Security or an interest in a U.S. Global Security only upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor.

               (ii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Security, upon receipt by the Registrar of (x) the documents required by paragraph (i) and
          (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of such U.S. Global Security in an amount equal to the principal amount at maturity of the beneficial interest in the U.S. Global Security to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of such Offshore Global Security in an amount equal to the principal amount at maturity of the U.S. Physical Securities or the U.S. Global Securities, as the case may be, to be transferred, and the Trustee shall cancel the Physical Security, if any, so transferred or decrease the amount of the U.S. Global Securities.

               (d)  Private Placement Legend.  Upon the transfer, exchange or
                    ------------------------
     replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the Private Placement Legend is no longer required by Section 2.02, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) the Private Placement Legend is no longer required by Section 2.02.

               (e)  General.  By its acceptance of any Security bearing the
                    -------
     Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture. In connection with any transfer of Securities to an Institutional Accredited Investor, each Holder agrees by its acceptance of the Securities to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

               (f)  Transfers to Non-QIB Institutional Accredited Investors.
                    -------------------------------------------------------
     The following provisions shall apply with respect to the registration of any proposed transfer of a Security to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

               (i) The Registrar shall register the transfer of any Security, whether or not such Security bears the Private Placement Legend, if
          (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or (y) the proposed transferee has delivered to the Registrar
          (A) a certificate substantially in the form of Exhibit D hereto and
          (B) if the aggregate Accreted Value of the Securities being transferred is less than $250,000 at the time of such transfer, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

               (ii) If the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and
          (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

               The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this
     Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

               SECTION 2.09.  Replacement Securities.  If a mutilated Security
                            ----------------------
     is surrendered to the Trustee or if the Holder claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of the second paragraph of Section 2.10 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Security. In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

               Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

               SECTION 2.10.  Outstanding Securities.  Securities outstanding at
                            ----------------------
     any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding (the "Outstanding Securities").
      ----------------------

               If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof reasonably satisfactory to them that the replaced Security is held by a bona fide purchaser.

               If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

               A Security does not cease to be outstanding because the Company or one of its Affiliates holds such Security, provided, however, that, in determining whether the Holders of the requisite principal amount at maturity of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

               SECTION 2.11.  Temporary Securities.  Until definitive Securities
                            --------------------
     are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities, as evidenced by their execution of such temporary Securities. If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount at maturity of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

               SECTION 2.12.  Cancellation.  The Company at any time may deliver
                            ------------
     to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and shall destroy them in accordance with its normal procedure. The Company shall not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

               SECTION 2.13.  CUSIP Numbers.  The Company in issuing the
                            -------------
     Securities may use "CUSIP" and "CINS" numbers (if then generally in use), and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities.

               SECTION 2.14.  Defaulted Interest.  If the Company defaults in a
                            ------------------
     payment of interest on the Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay the defaulted interest, plus (to the extent lawful) interest on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.


                                    ARTICLE THREE
                                      REDEMPTION

               SECTION 3.01.  Right of Redemption.  (a)  The Securities may be
                            -------------------
     redeemed at the election of the Company, in whole or in part, at any time and from time to time on or after March 15, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of their principal amount at maturity), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) if redeemed during the 12-month period commencing on March 15 of the applicable year set forth below:

                                             Redemption
                    Year                         Price
                    ----                     -------------
                    2002                     105.81250%
                    2003                     102.90625
                    2004 and thereafter      100.00000

               (b) In addition, at any time on or prior to March 15, 2000, the Company may, at its option from time to time, redeem Securities having an aggregate principal amount of up to 35% of the aggregate principal amount of all issued Securities, at a redemption price equal to 111 5/8% of the Accreted Value thereof on the Redemption Date, with proceeds of one or more Public Equity Offerings of Common Stock of (A) the Guarantor or (B) the Company, provided that (i) with respect to a Public Equity Offering referred to in clause (A) above, cash proceeds of such Public Equity Offering in an amount sufficient to effect the redemption of Securities to be so redeemed are contributed by the Guarantor to the Company prior to such redemption and used by the Company to effect such redemption and
     (ii) such redemption occurs within 180 days after consummation of such Public Equity Offering.

               SECTION 3.02.  Notices to Trustee.  If the Company elects to
                            ------------------
     redeem Securities pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount at maturity of Securities to be redeemed.

               The Company shall give each notice provided for in this Section
     3.02 in an Officers' Certificate at least 60 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

               SECTION 3.03.  Selection of Securities to Be Redeemed.  If less
                            --------------------------------------
     than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed in compliance with the requirements, as certified to it by the Company, of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis or by lot; provided that no Securities of $1,000 in principal amount at maturity or less shall be redeemed in part.

               The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of $1,000 in principal amount at maturity may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount at maturity or any integral multiple thereof) of Securities that have denominations larger than $1,000 in principal amount at maturity. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Securities or portions of Securities to be called for redemption.

               SECTION 3.04.  Notice of Redemption.  With respect to any
                            --------------------
     redemption of Securities pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed.

               The notice shall identify the Securities to be redeemed and shall state:

               (i)  the Redemption Date;

               (ii) the Redemption Price;

               (iii)     the name and address of the Paying Agent;

               (iv) that Securities called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

               (v) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Securities to the Paying Agent;

               (vi) that, if any Security is being redeemed in part, the portion of the principal amount at maturity (equal to $1,000 in principal amount at maturity or any integral multiple thereof) of such Security to be redeemed and that, on and after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount at maturity equal to the unredeemed portion thereof will be reissued; and

               (vii) that, if any Security contains a CUSIP number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP number either as printed on the Securities or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities.

               At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least
     60 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

               SECTION 3.05.  Effect of Notice of Redemption.  Once notice of
                            ------------------------------
     redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Securities to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

               Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Securities held by Holders to whom such notice was properly given.

               SECTION 3.06.  Deposit of Redemption Price.  On or prior to any
                            ---------------------------
     Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

               SECTION 3.07.  Payment of Securities Called for Redemption.  If
                              -------------------------------------------
     notice of redemption has been given in the manner provided above, the Securities or portion of Securities specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Securities at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Securities), such Securities shall cease to accrue interest. Upon surrender of any Security for redemption in accordance with a notice of redemption, such Security shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

               SECTION 3.08.  Securities Redeemed in Part.  Upon surrender of
                            ---------------------------
     any Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount at maturity to the unredeemed portion of such surrendered Security.


                                     ARTICLE FOUR
                                      COVENANTS

               SECTION 4.01.  Payment of Securities.  The Company shall pay the
                            ---------------------
     principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them, acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent and conversion agent, if any, for the Securities.

               The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Securities.

               SECTION 4.02.  Maintenance of Office or Agency.  The Company will
                            -------------------------------
     maintain in the Borough of Manhattan, the City of New York an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

               The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               The Company hereby initially designates the Corporate Trust Office of the Trustee, located in the Borough of Manhattan, the City of New York, as such office of the Company in accordance with Section 2.04.

               SECTION 4.03.  Limitation on Indebtedness.  (a)  The Guarantor
                            --------------------------
     will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Securities, the Guarantor's Guarantee thereof and Indebtedness existing on the Closing Date); provided that the Guarantor and the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Indebtedness to EBITDA Ratio would be greater than zero and less than 5:1.

               Notwithstanding the foregoing, the Guarantor and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

               (i) Indebtedness of the Guarantor or the Company outstanding at any time, which Indebtedness generates gross proceeds to the Guarantor or the Company of up to $400 million, less the gross proceeds of Indebtedness permanently repaid as provided under Section 4.11; provided that (A) Indebtedness generating gross proceeds to the Guarantor or the Company of up to $150 million may be Incurred under this clause (i) with no additional requirements and (B) prior to, or contemporaneously with, the Incurrence of Indebtedness generating all or any part of the remaining $250 million of gross proceeds referred to under this clause (i), the Guarantor or the Company shall have issued or shall issue preferred stock (which has a final stated redemption date later than the Stated Maturity of the 13 1/2% Notes) generating an amount of gross proceeds equal to or greater than the amount of Indebtedness so Incurred and (x) with respect to preferred stock issued on the same date as Indebtedness Incurred under this clause (a)(i)(B), having a dividend rate of no more than 2.75 percentage points higher than the interest rate on the Indebtedness so Incurred, and (y) with respect to preferred stock issued at any other time which will be applied to satisfy the criteria under this clause
          (a)(i)(B), having a secondary market yield, on the same date as the Indebtedness so Incurred, which a nationally recognized investment banking firm certifies to the Trustee is no more than 2.75 percentage points higher than the interest rate on the Indebtedness that is being Incurred pursuant to this clause (a)(i)(B);

               (ii) Indebtedness to the Guarantor or any of its Wholly Owned Restricted Subsidiaries; provided that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Guarantor or another Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

               (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause (i), (ii),
          (v), (vi), (viii), (ix), (xi) or (xii) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Securities or Indebtedness that is pari passu with, or subordinated in right of payment to, the Securities or the Security Guarantee shall only be permitted under this clause (iii) if (A) in case the Securities are refinanced in part or the Indebtedness to be refinanced is pari passu with the Securities or the Security Guarantee, as the case may be, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Securities or the Security Guarantee, as the case may be, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Securities or the Security Guarantee, as the case may be, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Securities or the Security Guarantee, as the case may be, at least to the extent that the Indebtedness to be refinanced is subordinated to the Securities or the Security Guarantee, as the case may be and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Guarantor or the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary of the Guarantor or the Company, as the case may be, pursuant to this clause (iii);

               (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount at maturity not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

               (v) Indebtedness of the Guarantor or, to the extent the proceeds referred to below are contributed to the Company, the Company not to exceed, at any one time outstanding, twice the amount of Net Cash Proceeds received by the Guarantor after the Closing Date from the issuance and sale of its Capital Stock (other than Redeemable Stock); provided that such Indebtedness does not mature prior to the Stated Maturity of the Securities and has an Average Life longer than the Securities;

               (vi) Strategic Investor Subordinated Indebtedness;

               (vii) Indebtedness of the Guarantor or the Company, to the extent the proceeds thereof are immediately used after the Incurrence thereof to purchase Securities, 13 1/2% Notes and/or 12 1/2% Notes tendered in an Offer to Purchase or an offer to purchase, as the case may be, made as a result of a Change of Control or a change of control, as the case may be;

               (viii) Indebtedness of any Restricted Subsidiary of the Guarantor Incurred pursuant to any credit agreement (including equipment leasing or financing agreements) of such Restricted Subsidiary in effect on August 8, 1995 (or any agreement refinancing Indebtedness under such credit agreement), up to the amount of the commitment under such credit agreement on August 8, 1995;

               (ix) Indebtedness of the Guarantor or the Company, in an amount not to exceed $100 million at any one time outstanding, consisting of Capitalized Lease Obligations with respect to assets that are used or useful in the telecommunications business of the Guarantor or its Restricted Subsidiaries;

               (x)  Indebtedness Incurred to defease the Securities;

               (xi) Indebtedness of any Person that becomes a Restricted Subsidiary of the Guarantor after March 31, 1996, which Indebtedness exists or for which there is a commitment to lend at the time such Person becomes a Restricted Subsidiary and subsequent Incurrences thereof ("Acquired Indebtedness"), in an accreted amount not to exceed
                  ---------------------
          $50 million at any one time outstanding in the aggregate for all such Restricted Subsidiaries; provided that such Acquired Indebtedness does not exceed 65% of the consideration (calculated by including the Acquired Indebtedness as a part of such consideration) for the acquisition of such Person;

               (xii) Indebtedness of the Guarantor or the Company, in an amount not to exceed $30 million at any one time outstanding, consisting of letters of credit and similar arrangements used to support obligations of the Guarantor or any of its Restricted Subsidiaries with respect to the acquisition of (by purchase, lease or otherwise), construction of, or improvements on, assets that will be used or useful in the telecommunications business of the Guarantor or its Restricted Subsidiaries; and

               (xiii) Indebtedness Incurred to finance the cost (including the cost of design, development, construction, installation or integration) of assets, equipment or inventory used or useful in the telecommunications business of the Guarantor or any of its Restricted Subsidiaries that is acquired by the Guarantor or any of its Restricted Subsidiaries after the Closing Date.

               (b) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (1) Indebtedness of any Restricted Subsidiary of the Guarantor Incurred on or prior to the Closing Date pursuant to any credit agreement (including equipment leasing or financing agreements) of such Restricted Subsidiary in effect on the Closing Date shall be treated as Incurred pursuant to Section 4.03(a)(viii), (2) any Liens granted pursuant to the equal and ratable provisions referred to in the first paragraph of Section 4.09 shall not be treated as Indebtedness and (3) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in clauses (i) through (xiii) of Section 4.03(a), the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

               Notwithstanding any other provision of this Section 4.03, (i) the maximum amount of Indebtedness that the Guarantor or any Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded due solely to fluctuations in the exchange rates of currencies and (ii) the Guarantor and the Company may not Incur any Indebtedness that is expressly subordinated to any other Indebtedness of the Guarantor or the Company, as the case may be, unless such Indebtedness, by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding, is also expressly made subordinate to the Security Guarantee or the Securities, as the case may be, at least to the extent that such Indebtedness is subordinated to such other Indebtedness; provided that the limitation in this clause (ii) shall not apply to distinctions between categories of unsubordinated Indebtedness which exist by reason of (a) any liens or other encumbrances arising or created in respect of some but not all unsubordinated Indebtedness, (b) intercreditor agreements between holders of different classes of unsubordinated Indebtedness or (c) different maturities or prepayment provisions.

               SECTION 4.04.  Limitation on Restricted Payments.  So long as any
                            ---------------------------------
     of the Securities are outstanding, the Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on its Capital Stock held by Persons other than the Guarantor or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock) of the same class held by such holders or in options, warrants or other rights to acquire such shares of Capital Stock and other than pro rata dividends or distributions on Common Stock of Restricted Subsidiaries), (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Guarantor or any Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Guarantor or any of its Wholly Owned Restricted Subsidiaries (except for Capital Stock of ChoiceCom, MTN, StarCom, Ohio LINX, FOTI and Zycom to the extent the consideration therefor consists solely of Common Stock (other than Redeemable Stock) of the Guarantor transferred in compliance with the Securities Act), (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance or other acquisition or retirement for value, of Indebtedness of the Company or the Guarantor that is subordinated in right of payment to the Securities or the Security Guarantee, as the case may be, or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at
                                                  -------------------
     the time of, and after giving effect to, the proposed Restricted Payment:
     (A) a Default or Event of Default shall have occurred and be continuing,
     (B) the Guarantor could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03(a) or (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the date of this Indenture shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of such amount) (determined by excluding income resulting from transfers of assets by the Guarantor or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to Section 4.18 plus (2) the aggregate Net Cash Proceeds received by the Guarantor after the Closing Date from the issuance and sale permitted by this Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of the Guarantor, or from the issuance to a Person who is not a Subsidiary of the Guarantor of any options, warrants or other rights to acquire Capital Stock of the Guarantor (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Securities) plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Guarantor or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed the amount of Investments previously made by the Guarantor and its Restricted Subsidiaries in such Person.

               The foregoing provision shall not be violated by reason of:

               (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

               (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Securities or the Security Guarantee, as the case may be, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of Section 4.03(a);

               (iii) the repurchase, redemption or other acquisition of Capital Stock of the Guarantor or the Company (or options, warrants or other rights to acquire such Capital Stock) and with respect to any preferred stock of the Company, the payment of accrued dividends thereon in exchange for, or out of the proceeds of a substantially concurrent issuance or sale of, shares of Capital Stock (other than Redeemable Stock) of the Guarantor or the Company; provided that the redemption of any preferred stock and the payment of accrued dividends thereon pursuant to any mandatory redemption feature thereof and any redemption of any other Capital Stock and with respect to any preferred stock, the payment of accrued dividends thereon (or options, warrants or other rights to acquire such Capital Stock) shall be deemed to be "substantially concurrent" with such issuance and sale if the required notice with respect to such redemption is irrevocably given by a date which is no later than five Business Days after receipt of the proceeds of such issuance and sale and such redemption and payment is consummated within the period provided for in the documents providing for the redemption of such preferred stock or the documents governing the redemption of such other Capital Stock, as the case may be;

               (iv) the acquisition of Indebtedness of the Company or the Guarantor which is subordinated in right of payment to the Securities or the Security Guarantee, as the case may be, in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of the Guarantor (other than Redeemable Stock);

               (v) payments or distributions, in the nature of satisfaction of dissenters' rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or the Guarantor;

               (vi) Investments, not to exceed $10 million in the aggregate, each evidenced by a senior promissory note payable to the Company that provides that it will become due and payable prior to (or, in the case of acceleration, concurrently with) any required repayment (including pursuant to an Offer to Purchase in connection with a Change of Control) of the Securities;

               (vii) Investments, not to exceed $5 million in the aggregate, that meet the requirements of clause (vi) of this Section 4.04; provided that the Board of Directors of the Guarantor shall have determined, in good faith, that each such Investment under this clause
          (vii) will enable the Guarantor, the Company or one of their Restricted Subsidiaries to obtain additional business that it might not be able to obtain without the making of such Investment;

               (viii) with respect to preferred stock permitted to be issued and sold under Section 4.06 of this Indenture, the payment (A) of dividends on such preferred stock in additional shares of preferred stock and (B) of cash dividends on such preferred stock and accrued interest on unpaid dividends, in each case after May 1, 2001;

               (ix) the repurchase, in the event of a Change of Control, of preferred stock of the Company or the Guarantor and Indebtedness of the Company or the Guarantor into which such preferred stock has been exchanged; provided that prior to repurchasing such preferred stock or Indebtedness, the Company or the Guarantor, as the case may be, shall have made an offer (the "Change of Control Offer") to repurchase the
                                    -----------------------
          Securities in accordance with the terms of this Indenture (and an offer to repurchase other Indebtedness, if required by the terms thereof, in accordance with the indenture or other document governing such other Indebtedness) and shall have accepted and paid for any Securities (and other Indebtedness) properly tendered in connection with such Change of Control Offer for the Securities or change of control offer for such other Indebtedness; and

               (x) the issuance of Indebtedness permitted to be issued under this Indenture in exchange for preferred stock; provided that the Incurrence of such Indebtedness complies with Section 4.03;

     provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

               Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clauses (ii), (viii)(A) and (x) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clause (iii) or (iv) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.04 have been met with respect to any subsequent Restricted Payments. Notwithstanding the foregoing, in the event the proceeds of an issuance of Capital Stock of the Guarantor are used for the redemption, repurchase or other acquisition of the Securities, or Indebtedness that is pari passu with the Securities, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 4.04 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of such Indebtedness.

               SECTION 4.05.  Limitation on Dividend and Other Payment
                            -----------------------------------------
     Restrictions Affecting Restricted Subsidiaries.  So long as any Securities
     ----------------------------------------------
     are outstanding, the Guarantor will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Guarantor or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Guarantor or any other Restricted Subsidiary, (iii) make loans or advances to the Guarantor or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Guarantor or any other Restricted Subsidiary.

               The foregoing provisions shall not restrict any encumbrances or restrictions:

               (i) existing on the Closing Date in this Indenture or any other agreement in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

               (ii) existing under or by reason of applicable law;

               (iii) existing with respect to any Person or the property or assets of such Person acquired by the Guarantor or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

               (iv) in the case of clause (iv) of the first paragraph of this
          Section 4.05, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Guarantor or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Guarantor or any Restricted Subsidiary in any manner material to the Guarantor or any Restricted Subsidiary;

               (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

               (vi) imposed pursuant to preferred stock of the Company issued under clause (vi) of Section 4.06, or exchange debentures or exchange notes of the Company issued in exchange therefor; provided that
          (A) such restrictions may include a prohibition (x) on payments on Capital Stock upon liquidation, winding-up and dissolution of the Company and (y) on the payment of dividends on and the making of any distribution on, or the purchase, redemption, retirement or other acquisition for value of Capital Stock of the Company if dividends or other amounts on such preferred stock are unpaid and (B) any restrictions imposed pursuant to preferred stock of the Company other than pursuant to clause (A) shall be no more restrictive than the restrictions contained in this Indenture (assuming that references to the Guarantor in this Indenture were replaced with references to the Company).

               Nothing contained in this Section 4.05 shall prevent the Guarantor or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section
     4.09 or (2) restricting the sale or other disposition of property or assets of the Guarantor or any of its Restricted Subsidiaries that secure Indebtedness of the Guarantor or any of its Restricted Subsidiaries.

               SECTION 4.06.  Limitation on the Issuances and Sale of Capital
                            -----------------------------------------------
     Stock of Restricted Subsidiaries.  The Guarantor will not sell, and will
     --------------------------------
     not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Guarantor or a Wholly Owned Restricted Subsidiary; (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;
     (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary;
     (iv) with respect to Common Stock of ChoiceCom, MTN, StarCom and Zycom; provided that the proceeds of any such sale under clause (iv) shall be applied in accordance with clause (A) or (B) of the first paragraph of
     Section 4.11; (v) with respect to Common Stock of FOTI; provided that FOTI shall not retain any net proceeds from such sales or issuances in excess of $10 million in the aggregate and any net proceeds in excess of such $10 million shall be received by, or paid promptly by FOTI to, the Guarantor, the Company or any Wholly Owned Restricted Subsidiary of the Guarantor; and
     (vi) with respect to (A) preferred stock of the Company having an initial liquidation preference of up to $250 million and (B) any preferred stock of the Company issued as dividends on such preferred stock; provided that such preferred stock does not require the payment of cash dividends prior to May 1, 2001.

               SECTION 4.07.  Limitation on Issuances of Guarantees by
                            -----------------------------------------
     Restricted Subsidiaries.  The Guarantor will not permit any Restricted
     -----------------------
     Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company or any Indebtedness of the Guarantor ("Guaranteed Indebtedness"),
                                                    -----------------------
     unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Securities by such Restricted
      --------------------
     Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Guarantor, the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that (x) existed at the time such Person became a Restricted Subsidiary and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) pari passu with the Securities or the Security Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or
     (B) subordinated to the Securities or the Security Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Securities or the Security Guarantee, as the case may be.

               Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Guarantor of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or
     (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

               SECTION 4.08.  Limitation on Transactions with Shareholders and
                            -------------------------------------------------
     Affiliates.  The Guarantor will not, and will not permit any Restricted
     ----------
     Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Guarantor or with any Affiliate of the Guarantor or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Guarantor or such Restricted Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

               The foregoing limitation does not limit, and shall not apply to:

               (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Guarantor or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Guarantor or such Restricted Subsidiary from a financial point of view;

               (ii) any transaction solely between the Guarantor and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries;

               (iii) the payment of reasonable and customary regular fees to directors of the Guarantor, the Company or Holdings (Canada) who are not employees of the Guarantor, the Company or Holdings (Canada);

               (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Guarantor and any other Person with which the Guarantor files a consolidated tax return or with which the Guarantor is part of a consolidated group for tax purposes; or

               (v)  any Restricted Payments not prohibited by Section 4.04.

               Notwithstanding the foregoing, any transaction covered by the first paragraph of this Section 4.08 and not covered by clauses (ii) through (iv) of this paragraph, the aggregate amount of which exceeds $2 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) of this Section 4.08.

               SECTION 4.09.  Limitation on Liens.  The Guarantor will not, and
                            -------------------
     will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Securities (or, in the case of a Lien on assets or properties of the Guarantor, the Security Guarantee) and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Securities or the Security Guarantee, prior to) the obligation or liability secured by such Lien.

               The foregoing limitation does not apply to:

               (i)  Liens existing on the Closing Date;

               (ii) Liens granted after the Closing Date on any assets or Capital Stock of Holdings (Canada), the Company or any of their Restricted Subsidiaries created in favor of the Holders;

               (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Guarantor or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Guarantor or such other Restricted Subsidiary;

               (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause
          (iii) of the second paragraph of Section 4.03(a); provided that such Liens do not extend to or cover any property or assets of the Guarantor, the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

               (v) Liens with respect to assets or properties of any Person that becomes a Restricted Subsidiary after the Closing Date; provided that such Liens do not extend to or cover any assets or properties of the Guarantor or any of its Restricted Subsidiaries other than the assets or properties of such Person subject to such Lien on the date such Person becomes a Restricted Subsidiary; and provided further that such Liens are not incurred in contemplation of, or in connection with, such Person becoming a Restricted Subsidiary;

               (vi) Permitted Liens; or

               (vii) Liens, solely in favor of Acquired Indebtedness, on Capital Stock of Persons that become Restricted Subsidiaries of the Guarantor after the Closing Date.

               SECTION 4.10.  Limitation on Sale-Leaseback Transactions.  The
                            -----------------------------------------
     Guarantor will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Guarantor or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Guarantor or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

               The foregoing restriction does not apply to any sale-leaseback transaction if:

               (i) the lease is for a period, including renewal rights, of not in excess of three years;

               (ii) the lease secures or relates to industrial revenue or pollution control bonds;

               (iii) the transaction is between the Guarantor and any Wholly Owned Restricted Subsidiary or between Wholly Owned Restricted Subsidiaries; or

               (iv) the Guarantor or such Restricted Subsidiary, within six months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of Section 4.11.

               SECTION 4.11.  Limitation on Asset Sales.  The Guarantor will
                            -------------------------
     not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Guarantor or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by the Guarantor or its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been prepared), then the Guarantor shall or shall cause the relevant Restricted Subsidiary to (i) within six months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Guarantor or the Company, or Indebtedness of any Restricted Subsidiary other than the Company, in each case owing to a Person other than the Guarantor or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within six months after the date of such agreement), in property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Guarantor and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) apply (no later than the end of the six-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of this Section 4.11. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such six-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."
                ---------------

               If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.11 totals at least $10 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate Accreted Value of Securities equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the Accreted Value of the Securities, plus, in each case, accrued interest (if any) to the date of purchase.

               SECTION 4.12.  Repurchase of Securities upon a Change of Control.
                              -------------------------------------------------
     The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Securities then outstanding, at a purchase price equal to 101% of the Accreted Value thereof, plus accrued interest (if any) to the date of purchase. Prior to the mailing of the notice to Holders commencing such Offer to Purchase, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Securities pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Company to permit the repurchase of the Securities. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase the Securities pursuant to this Section 4.12.

               SECTION 4.13.  Existence.  Subject to Articles Four and Five of
                            ---------
     this Indenture, the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Guarantor and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Guarantor and each such Subsidiary; provided that the Guarantor shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary (other than itself and the Company), if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Guarantor and its Restricted Subsidiaries taken as a whole. In addition, the Guarantor agrees to take such actions, within a reasonable time after the Closing Date (and in any event prior to any proceeding initiated regarding the dissolution of the Guarantor), as may be necessary to ensure that it shall be in good standing under the laws of the jurisdiction of its incorporation.

               SECTION 4.14.  Payment of Taxes and Other Claims.  The Guarantor
                            ---------------------------------
     will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Guarantor or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Guarantor or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Guarantor or any such Subsidiary; provided that the Guarantor shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

               SECTION 4.15.  Maintenance of Properties and Insurance.  The
                            ---------------------------------------
     Guarantor will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries, to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this
     Section 4.15 shall prevent the Guarantor or any such Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Guarantor, desirable in the conduct of the business of the Guarantor or such Subsidiary.

               The Guarantor will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Guarantor or such Restricted Subsidiary, as the case may be, is then conducting business.

               SECTION 4.16.  Notice of Defaults.  In the event that the Company
                            ------------------
     or the Guarantor becomes aware of any Default or Event of Default the Company or the Guarantor, as the case may be, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

               SECTION 4.17.  Compliance Certificates.  (a)  Each of the Company
                            -----------------------
     and the Guarantor shall deliver to the Trustee, within 90 days after the end of the Guarantor's fiscal year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. Such certificates shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company or the Guarantor, as the case may be, that a review has been conducted of the activities of the Company, the Guarantor and the Restricted Subsidiaries and the Company's, the Guarantor's and the Restricted Subsidiaries' performance under this Indenture and that the Guarantor and the Company have complied with all conditions and covenants under this Indenture. For purposes of this
     Section 4.17, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status.

               (b) The Guarantor shall deliver to the Trustee, within 90 days after the end of its fiscal year, a certificate signed by the Guarantor's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 4.17 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company or Guarantor, as the case may be, was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

               (c) Within 90 days of the end of each of the Guarantor's fiscal years, the Guarantor shall deliver to the Trustee a list of all Significant Subsidiaries. The Trustee shall have no duty with respect to any such list except to keep it on file and available for inspection by the Holders.

               SECTION 4.18.  Commission Reports and Reports to Holders.
                            -----------------------------------------
     Whether or not the Company or the Guarantor is required to file reports with the Commission, if any Securities are outstanding, the Company and the Guarantor shall file with the Commission all such reports and other information as they would be required to file with the Commission by
     Section 13(a) or 15(d) under the Exchange Act. The Company shall supply the Trustee and each Holder, or shall supply to the Trustee for forwarding to each Holder, without cost to such Holder, copies of such reports or other information.

               SECTION 4.19.  Waiver of Stay, Extension or Usury Laws.  Each of
                            ---------------------------------------
     the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor, as the case may be, from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantor hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                     ARTICLE FIVE
                                SUCCESSOR CORPORATION

               SECTION 5.01.  When Company and Guarantor May Merge, Etc.
                            -----------------------------------------
     Neither the Company nor the Guarantor shall consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person, the Company or the Guarantor) shall be issued or distributed to the stockholders of the Company or the Guarantor) or permit any Person to merge with or into the Company or the Guarantor unless:

               (i) the Company or the Guarantor shall be the continuing Person, or the Person (if other than the Company or the Guarantor) formed by such consolidation or into which the Company or the Guarantor is merged or that acquired or leased such property and assets of the Company or the Guarantor shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company or the Guarantor, as the case may be, under this Indenture;

               (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

               (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or the Guarantor, as the case may be, or any Person becoming the successor obligor of the Securities or the Security Guarantee, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company or the Guarantor, as the case may be, immediately prior to such transaction;

               (iv) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Securities, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03(a); and

               (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv) of this Section 5.01) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

     provided, however, that clauses (iii) and (iv) of this Section 5.01 do not apply if, in the good faith determination of the Board of Directors of the Guarantor, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is part of a plan to change the jurisdiction of incorporation of the Company or the Guarantor to a state of the United States; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

               SECTION 5.02.  Successor Substituted.  Upon any consolidation or
                            ---------------------
     merger, or any sale, conveyance, transfer or other disposition of all or substantially all of the property and assets of the Company or the Guarantor in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company or the Guarantor is merged or to which such sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor, as the case may be, herein.


                                     ARTICLE SIX
                                 DEFAULT AND REMEDIES

               SECTION 6.01.  Events of Default.  An "Event of Default" shall
                            -----------------       ----------------
     occur with respect to the Securities if:

               (a) the Company defaults in the payment of the principal of (or premium, if any, on) any Security when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

               (b) the Company defaults in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

               (c) the Company or the Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company or the Guarantor in this Indenture or under the Securities and such default or breach continues for a period of 30 consecutive days after written notice to the Company or the Guarantor by the Trustee or the Holders of 25% or more in aggregate principal amount at maturity of the Securities;

               (d) there occurs with respect to any issue or issues of Indebtedness of the Company, the Guarantor or any Significant Subsidiary having an outstanding principal amount at maturity of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

               (e) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, the Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

               (f) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, the Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company, the Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or

               (g)  the Company, the Guarantor or any Significant Subsidiary
          (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

               SECTION 6.02.  Acceleration.  If an Event of Default (other than
                              ------------
     an Event of Default specified in clause (f) or (g) of Section 6.01 that occurs with respect to the Company or the Guarantor) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Securities, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the Accreted Value of, premium, if any, and accrued interest, if any, on the Securities to be immediately due and payable. Upon a declaration of acceleration, such Accreted Value of, premium, if any, and accrued interest, if any, shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (d) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (d) shall be remedied or cured by the Company, the Guarantor or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (f) or (g) of Section 6.01 occurs with respect to the Company or the Guarantor, the Accreted Value of, premium, if any, and accrued interest, if any, on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

               At any time after such a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount at maturity of the outstanding Securities by written notice to the Company and to the Trustee may waive all past Defaults and rescind and annul such declaration of acceleration and its consequences if (a) the Company or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay
     (i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Securities, (iii) the principal of and premium, if any, on any Securities that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such Securities, and
     (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor by such Securities,
     (b) all existing Events of Default, other than the non-payment of the Accreted Value of, premium, if any, and accrued interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

               SECTION 6.03.  Other Remedies.  If an Event of Default occurs and
                             --------------
     is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

               SECTION 6.04.  Waiver of Past Defaults.  Subject to Sections
                            -----------------------
     6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount at maturity of the outstanding Securities, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of the Accreted Value of, premium, if any, or accrued interest on any Security as specified in clause (a) or (b) of
     Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

               SECTION 6.05.  Control by Majority.  The Holders of at least a
                            -------------------
     majority in aggregate principal amount at maturity of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Securities pursuant to this
     Section 6.05.

               SECTION 6.06.  Limitation on Suits.  A Holder may not institute
                             -------------------
     any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

               (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

               (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

               (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (v) during such 60-day period, the Holders of a majority in aggregate principal amount at maturity of the outstanding Securities have not given the Trustee a direction that is inconsistent with such written request.

               For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount at maturity of outstanding Securities have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Securities or otherwise under the law.

               A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

               SECTION 6.07.  Rights of Holders to Receive Payment.
                            ------------------------------------
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, premium, if any, or interest accrued on such Holder's Security on or after the respective due dates expressed on such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

               SECTION 6.08.  Collection Suit by Trustee.  If an Event of
                            --------------------------
     Default in payment of principal, premium or interest specified in clause
     (a), (b) or (c) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

               SECTION 6.09.  Trustee May File Proofs of Claim.  The Trustee may
                            --------------------------------
     file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Securities or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section
     7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

               SECTION 6.10.  Priorities.  If the Trustee collects any money
                            ----------
     pursuant to this Article Six, it shall pay out the money in the following order:

               First:  to the Trustee for all amounts due under Section 7.07;

               Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

               Third: to the Company or any other obligors of the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

               The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this
     Section 6.10.

               SECTION 6.11.  Undertaking for Costs.  In any suit for the
                            ---------------------
     enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 of this Indenture, or a suit by Holders of more than 10% in principal amount at maturity of the outstanding Securities.

               SECTION 6.12.  Restoration of Rights and Remedies.  If the
                            ----------------------------------
     Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

               SECTION 6.13.  Rights and Remedies Cumulative.  Except as
                            ------------------------------
     otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

               SECTION 6.14.  Delay or Omission Not Waiver.  No delay or
                            ----------------------------
     omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                    ARTICLE SEVEN
                                       TRUSTEE

               SECTION 7.01.  General.  The duties and responsibilities of the
                            -------
     Trustee shall be as provided by the TIA and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

               SECTION 7.02.  Certain Rights of Trustee.  Subject to TIA
                            -------------------------
     Sections 315(a) through (d):

               (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document and may in good faith conclusively rely as to the truth of the statements and the correctness of the opinions therein;

               (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 11.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate, opinion and/or an accountants' certificate if required under the TIA;

               (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

               (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

               (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in principal amount at maturity of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; provided that the Trustee's conduct does not constitute gross negligence or bad faith;

               (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a making be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate; and

               (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

               SECTION 7.03.  Individual Rights of Trustee.  The Trustee, in its
                            ----------------------------
     individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

               SECTION 7.04.  Trustee's Disclaimer.  The Trustee (i) makes no
                            --------------------
     representation as to the validity or adequacy of this Indenture or the Securities, (ii) shall not be accountable for the Company's use or application of the proceeds from the Securities and (iii) shall not be responsible for any statement in the Securities other than its certificate of authentication.

               SECTION 7.05.  Notice of Default.  If any Default or any Event of
                            -----------------
     Default occurs and is continuing and if such Default or Event of Default is known to a trust officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

               SECTION 7.06.  Reports by Trustee to Holders.  Within 60 days
                            -----------------------------
     after each May 15, beginning with May 15, 1997, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report that complies with TIA Section 313(a) dated as of such May 15, if required by TIA Section 313(a).

               SECTION 7.07.  Compensation and Indemnity.  The Company shall pay
                            --------------------------
     to the Trustee such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

               The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Securities, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Securities.

               To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Securities.

               If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (f) or (g) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

               SECTION 7.08.  Replacement of Trustee.  A resignation or removal
                            ----------------------
     of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

               The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation.
     The Holders of a majority in principal amount at maturity of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may at any time remove the Trustee, by Company Order given at least 30 days prior to the date of the proposed removal.

               If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount at maturity of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount at maturity of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in
     Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

               If the Trustee is no longer eligible under Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

               Notwithstanding replacement of the Trustee pursuant to this
     Section 7.08, the Company's obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

               SECTION 7.09.  Successor Trustee by Merger, Etc.  If the Trustee
                            --------------------------------
     consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

               SECTION 7.10.  Eligibility.  This Indenture shall always have a
                            -----------
     Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

               SECTION 7.11.  Money Held in Trust.  The Trustee shall not be
                            -------------------
     liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

               SECTION 7.12.  Withholding Taxes.  The Trustee, as agent for the
                            -----------------
     Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Securities any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Securities, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the holders of the Securities, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each holder of a Security appropriate documentation showing the payment thereof, together with such additional documentary evidence as such holders may reasonably request from time to time.


                                    ARTICLE EIGHT
                                DISCHARGE OF INDENTURE

               SECTION 8.01.  Termination of Company's Obligations.  Except as
                            ------------------------------------
     otherwise provided in this Section 8.01, the Company may terminate its obligations under the Securities and this Indenture if:

               (i) all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities that have been replaced or Securities that are paid pursuant to Section 4.01 or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

               (ii) (A) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption,
          (B) the Company or the Guarantor irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or the Guarantor is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

               With respect to the foregoing clause (i), the Company's obligations under Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.04,
     8.05 and 8.06 shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations, as the case may be, under the Securities and this Indenture except for those surviving obligations specified above.

               SECTION 8.02.  Defeasance and Discharge of Indenture.  The
                            -------------------------------------
     Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities on the 123rd day (or, to the extent applicable under clause (D) below, one year) after the date of the deposit referred to in clause (A) of this Section 8.02 if:

               (A) with reference to this Section 8.02, the Company or the Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 of this Indenture) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Securities at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

               (B) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or the Guarantor is a party or by which it is bound;

               (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and no Default or Event of Default shall occur during the period ending on the 123rd day (or one year) after such date of deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement to which the Company or the Guarantor is a party or by which the Company or the Guarantor is bound;

               (D)  the Company shall have delivered to the Trustee (1) either
          (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required and (2) an Opinion of Counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (y) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or
          Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company or the Guarantor under either such statute, and either (I) the trust funds will no longer remain the property of the Company or the Guarantor (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company or the Guarantor
          (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and
          (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

               (E) if the Securities are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Securities to be delisted; and

               (F) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

               Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (D)(2)(y) of this Section 8.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06
     shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (D)(1) of this Section 8.02 may be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

               After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantor's obligations under the Securities and this Indenture except for those surviving obligations in the immediately preceding paragraph.

               SECTION 8.03.  Defeasance of Certain Obligations.  The Company
                            ---------------------------------
     and the Guarantor may omit to comply with any term, provision or condition set forth in clauses (iii) and (iv) of Section 5.01 and Sections 4.03 through 4.18, and clause (c) of Section 6.01 with respect to clauses (iii) and (iv) of Section 5.01 and Sections 4.03 through 4.18, and clauses (d) and (e) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Securities if:

               (i) with reference to this Section 8.03, the Company or the Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Securities on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

               (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or the Guarantor is a party or by which it is bound;

               (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

               (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders have a valid first-priority security interest in the trust funds, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance of the obligations referred to in the first paragraph of this Section 8.03 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or
          Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company or the Guarantor under either such statute, and either (1) the trust funds will no longer remain the property of the Company or the Guarantor (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company or the Guarantor
          (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute),
          (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding and (z) no property, rights in property or other interests granted to the Trustee or the Holders in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of other Indebtedness of the Company or the Guarantor or any of its Subsidiaries;

               (v) if the Securities are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Securities to be delisted; and

               (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

               SECTION 8.04.  Application of Trust Money.  Subject to Section
                            --------------------------
     8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Securities and this Indenture to the payment of principal of, premium, if any, and interest on the Securities; but such money need not be segregated from other funds except to the extent required by law.

               SECTION 8.05.  Repayment to Company.  Subject to Sections 7.07,
                            --------------------
     8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

               SECTION 8.06.  Reinstatement.  If the Trustee or Paying Agent is
                            -------------
     unable to apply any money or U.S. Government Obligations in accordance with
     Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantor's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with
     Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company or the Guarantor has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company or the Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

               SECTION 8.07.  Insiders.  With respect to the determination of
                            --------
     the Persons constituting beneficial owners of Securities and whether any such Person is an "insider" for purposes of Sections 8.02(D)(2)(y) and 8.03(iv)(D), the Trustee may rely on an Officers' Certificate.


                                     ARTICLE NINE
                         AMENDMENTS, SUPPLEMENTS AND WAIVERS

               SECTION 9.01.  Without Consent of Holders.  The Company, the
                            --------------------------
     Guarantor, when authorized by resolutions of their Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or the consent of any Holder:

               (1) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

               (2)  to comply with Article Five;

               (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

               (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

               (5) to make any change that, in the opinion of the Board of Directors of the Company evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.

               SECTION 9.02.  With Consent of Holders.  Subject to Sections 6.04
                            -----------------------
     and 6.07 and without prior notice to the Holders, the Company, the Guarantor, when authorized by their Boards of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Securities with the written consent of the Holders of a majority in principal amount at maturity of the Securities then outstanding, and the Holders of a majority in principal amount at maturity of the Securities then outstanding by written notice to the Trustee may waive future compliance by the Company or the Guarantor with any provision of this Indenture or the Securities.

               Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

               (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount at maturity thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or adversely affect any right of repayment at the option of any Holder of any Security, or the currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

               (ii) reduce the percentage in principal amount at maturity of outstanding Securities the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture;

               (iii) waive a Default in the payment of principal of, premium, if any, or interest on, any Security;

               (iv) release the Guarantor from its Security Guarantee; or

               (v) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

               It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

               After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

               SECTION 9.03.  Revocation and Effect of Consent.  Until an
                            --------------------------------
     amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount at maturity of the outstanding Securities.

               The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

               After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (v) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (v) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.

               SECTION 9.04.  Notation on or Exchange of Securities.  If an
                            -------------------------------------
     amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

               SECTION 9.05.  Trustee to Sign Amendments, Etc.  The Trustee
                            -------------------------------
     shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

               SECTION 9.06.  Conformity with Trust Indenture Act.  Every
                            -----------------------------------
     supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.


                                     ARTICLE TEN
                               GUARANTEE OF SECURITIES

               SECTION 10.01.  Security Guarantee.  Subject to the provisions of
                             ------------------
     this Article Ten, the Guarantor hereby fully, unconditionally and irrevocably guarantees to each Holder and to the Trustee on behalf of the
     Holders: (i) the due and punctual payment of the principal of, premium, if any, on and interest on each Security, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of such Security and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Security or the debt evidenced thereby and all demands whatsoever, and covenants that this Security Guarantee will not be discharged as to any such Security except by payment in full of the principal thereof and interest thereon and as provided in Section 8.01 and Section 8.02 (subject to Section 8.06). The maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Article Ten. In the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Article Ten. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Six, the Trustee shall promptly make a demand for payment on the Securities under the Security Guarantee provided for in this Article Ten.

               If the Trustee or the Holder of any Security is required by any court or otherwise to return to the Company or the Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or the Guarantor, any amount paid to the Trustee or such Holder in respect of a Security, this Security Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Security Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations Guaranteed hereby.

               The Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of its obligations under this Security Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Securities shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Securities. The Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the Securities pursuant to this Indenture and that the waivers set forth in this Section
     10.01 are knowingly made in contemplation of such benefits.

               The Security Guarantee set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

               SECTION 10.02.  Obligations Unconditional.  Subject to Section
                             -------------------------
     10.05, nothing contained in this Article Ten or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Guarantor and the holders of the Securities, the obligation of the Guarantor, which is absolute and unconditional, upon failure by the Company, to pay to the holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Securities and creditors of the Guarantor, nor shall anything herein or therein prevent the holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

               Without limiting the foregoing, nothing contained in this Article Ten will restrict the right of the Trustee or the holders of the Securities to take any action to declare the Security Guarantee to be due and payable prior to the Stated Maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder.

               SECTION 10.03.  Notice to Trustee.  The Guarantor shall give
                             -----------------
     prompt written notice to the Trustee of any fact known to the Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Security Guarantee pursuant to the provisions of this Article Ten.

               SECTION 10.04.  This Article Not to Prevent Events of Default.
                             ---------------------------------------------
     The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article will not be construed as preventing the occurrence of an Event of Default.

               SECTION 10.05.  Net Worth Limitation.  Notwithstanding any other
                             --------------------
     provision of this Indenture or the Securities, the Security Guarantee shall not be enforceable against the Guarantor in an amount in excess of the net worth of the Guarantor at the time that determination of such net worth is, under applicable law, relevant to the enforceability of the Security Guarantee. Such net worth shall include any claim of the Guarantor against the Company for reimbursement and any claim against any grantor of a Subsidiary Guarantee for contribution.


                                    ARTICLE ELEVEN
                                    MISCELLANEOUS

               SECTION 11.01.  Trust Indenture Act of 1939.  Prior to the
                             ---------------------------
     effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

               SECTION 11.02.  Notices.  Any notice or communication shall be
                             -------
     sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

               if to the Company:
               -----------------

                    ICG Holdings, Inc.
                    9605 East Maroon Circle
                    P.O. Box 6742
                    Englewood, Colorado  80155-6742
                    Attention:  President

               if to the Guarantor:
               -------------------

                    ICG Communications, Inc.
                    9605 East Maroon Circle
                    P.O. Box 6742
                    Englewood, Colorado  80155-6742
                    Attention:  President

               if to the Trustee:
               -----------------

                    Norwest Bank Colorado, National Association
                    1740 Broadway
                    Denver, Colorado  80274-8693
                    Attention:  Corporate Trust and Escrow Services

               The Company, the Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

               Any notice or communication mailed to a Holder shall be mailed to him at his address as it appears on the Security Register by first class mail and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

               Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.

               Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

               In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

               SECTION 11.03.  Certificate and Opinion as to Conditions
                             -----------------------------------------
     Precedent.  Upon any request or application by the Company or the Guarantor
     ---------
     to the Trustee to take any action under this Indenture, the Company or the Guarantor shall furnish to the Trustee:

               (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

               SECTION 11.04.  Statements Required in Certificate or Opinion.
                             ---------------------------------------------
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

               (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

               SECTION 11.05.  Rules by Trustee, Paying Agent or Registrar.  The
                             -------------------------------------------
     Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

               SECTION 11.06.  Payment Date Other Than a Business Day.  If an
                             --------------------------------------
     Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date, Stated Maturity or date of maturity of any Security shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Change of Control Payment Date, Excess Proceeds Payment Date, or Redemption Date, or at the Stated Maturity or date of maturity of such Security; provided that no interest shall accrue for the period from and after such Interest Payment Date, Change of Control Payment Date, Excess Proceeds Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

               SECTION 11.07.  Governing Law; Submission to Jurisdiction.  The
                             -----------------------------------------
     laws of the State of New York applicable to contracts to be performed entirely in that state shall govern this Indenture and the Securities.
     Each of the Guarantor and the Company agrees to submit to the jurisdiction of any federal or state court located in the City of New York in any suit, action or proceeding with respect to this Indenture or the Securities and for actions brought under the U.S. federal or state securities laws brought in any such court.

               SECTION 11.08.  No Adverse Interpretation of Other Agreements.
                             ---------------------------------------------
     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Guarantor or any Subsidiary of the Guarantor. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

               SECTION 11.09.  No Recourse Against Others.  No recourse for the
                             --------------------------
     payment of the principal of, premium, if any, or interest on any of the Securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor contained in this Indenture, or in any of the Securities, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or the Guarantor or of any successor Person, either directly or through the Company or the Guarantor or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

               SECTION 11.10.  Successors.  All agreements of the Company in
                               ----------
     this Indenture and the Securities shall bind its successors. All agreements of the Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

               SECTION 11.11.  Duplicate Originals.  The parties may sign any
                             -------------------
     number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

               SECTION 11.12.  Separability.  In case any provision in this
                             ------------
     Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               SECTION 11.13.  Table of Contents, Headings, Etc.  The Table of
                             --------------------------------
     Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                      SIGNATURES

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                         ICG HOLDINGS, INC.


                                         By:  /s/ James D. Grenfell
                                             ---------------------------------
                                            Name:  James D. Grenfell
                                            Title:  Executive Vice President,
                                                    Chief Financial Officer
                                                    and Treasurer



                                         ICG COMMUNICATIONS, INC.


                                         By: /s/ James D. Grenfell
                                            ----------------------------------
                                            Name:  James D. Grenfell
                                            Title:  Executive Vice President,
                                                    Chief Financial Officer
                                                    and Treasurer



                                         NORWEST BANK COLORADO,
                                         NATIONAL ASSOCIATION


                                         By: /s/ Amy E. Buck
                                            --------------------------------
                                            Name:  Amy E. Buck
                                            Title: Vice President

                                                                    EXHIBIT A
                                                                    ---------


                                    [FACE OF NOTE]

                                  ICG HOLDINGS, INC.

                        11 5/8% Senior Discount Note Due 2007

                                                       [CUSIP] [CINS]
                                                                    ----------


     No.                                                            $_________


               The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:


     Issue Date:    March 11, 1997

     Yield to maturity for period from Issue Date to March 15, 2007: 11.62% (rounded to two decimal places), compounded semiannually on March 15 and September 15 commencing March 11, 1997 (computed without giving effect to the additional payments of interest in the event the issuer fails to commence the exchange offer and fails to cause the shelf registration statement to be declared effective, each as referred to on the reverse hereof)

     Original issue discount under Section 1273 of the Internal Revenue Code
     (for each $1,000 principal amount at maturity):   $1,013.59

     Issue Price (for each $1,000 principal amount at maturity):  $567.66

               ICG HOLDINGS, INC., a Colorado corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to),
     for value received, promises to pay to [            ], or its registered
                                             ------------
     assigns, the principal sum of [     ] ($[     ]) on March 15, 2007.
                                    -----     -----

               Interest Payment Dates: March 15 and September 15, commencing September 15, 2002.

               Regular Record Dates:  March 1 and September 1.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


     Date:  [               ]               ICG HOLDINGS, INC.
             ---------------


                                            By:

                                               --------------------------------
                                               Name:
                                               Title:

     Attest:
                Name:
                Title:



                  (Form of Trustee's Certificate of Authentication)

     This is one of the 11 5/8% Senior Discount Notes due 2007 described in the within-mentioned Indenture.


                                            NORWEST BANK COLORADO,
                                            NATIONAL ASSOCIATION, as Trustee


                                            By:
                                               --------------------------------
                                                     Authorized Signatory

                                [REVERSE SIDE OF NOTE]

                                  ICG HOLDINGS, INC.

                        11 5/8% Senior Discount Note due 2007



     1.   Principal and Interest.
           ----------------------

               The Company will pay the principal of this 11 5/8% Senior Discount Note due 2007 (the "Note") on March 15, 2007.

               The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

               Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the March 1 or September 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing September 15, 2002; provided that no interest shall accrue on the principal amount of this Note prior to March 15, 2002 and no interest shall be paid on this Note prior to September 15, 2002, except as provided in the next paragraph.

               If an exchange offer registered under the Securities Act is not consummated, and a shelf registration statement under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before September 11, 1997 in accordance with the terms of the Registration Rights Agreement dated March 11, 1997 among the Company, the Guarantor and Morgan Stanley & Co. Incorporated, interest (in addition to the accrual of original discount during the period ending March 15, 2002 and in addition to the interest otherwise due on the Notes after such date) will accrue, at an annual rate of 0.5% of the Accreted Value on the preceding Semi-Annual Accrual Date on the Notes, from September 11, 1997, payable in cash semiannually, in arrears, on each March 15 and September 15, commencing March 15, 1998. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

               From and after March 15, 2002, interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 15, 2002; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2% in excess of the rate otherwise payable.

     2.   Method of Payment.
          -----------------

               The Company will pay principal as provided above and interest (except defaulted interest) on the principal amount of the Notes as provided above on each March 15 and September 15 to the persons who are Holders (as reflected in the Security Register at the close of business on such March 1 and September 1, immediately preceding the Interest Payment
     Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will not make payment to the Holder unless this Note is surrendered to a Paying Agent.

               The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

     3.   Paying Agent and Registrar.
          --------------------------

               Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

     4.   Indenture; Issuance of Additional Notes.
          ---------------------------------------

               The Company issued the Notes under an Indenture dated as of March 11, 1997 (the "Indenture"), among the Company, ICG Communications, Inc., a Delaware corporation (the "Guarantor"), and Norwest Bank Colorado, National Association, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

               The Notes are general unsecured obligations of the Company. The Indenture provides for an initial original issuance of an aggregate principal amount at maturity of Notes of $176,000,000, plus any Exchange Securities that may be issued pursuant to the Registration Rights Agreement, and, subject to Article Four of the Indenture, the issuance from time to time of additional Notes under the Indenture.

     5.   Redemption.
          ----------

               The Notes will be redeemable, at the Company's option, in whole or in part, at any time and from time to time on or after March 15, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of their principal amount at maturity), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) if redeemed during the 12-month period commencing on March 15 of the applicable year set forth below:

                                             Redemption
                    Year                         Price
                    ----                     -------------
                    2002                     105.81250%
                    2003                     102.90625
                    2004 and thereafter      100.00000

               In addition, at any time on or prior to March 15, 2000, the Company may, at its option from time to time, redeem Securities having an aggregate principal amount of up to 35% of the aggregate principal amount of all Securities issued, at a redemption price equal to 111 5/8% of the Accreted Value thereof on the Redemption Date, with proceeds of one or more Public Equity Offerings of Common Stock of (A) the Guarantor or (B) the Company, provided that (i) with respect to a Public Equity Offering referred to in clause (A) above, cash proceeds of such Public Equity Offering in an amount sufficient to effect the redemption of Securities to be so redeemed are contributed by the Guarantor to the Company prior to such redemption and used by the Company to effect such redemption and
     (ii) such redemption occurs within 180 days after consummation of such Public Equity Offering.

     6.   Notice of Redemption.
          --------------------

               Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

     7.   Repurchase upon Change in Control.
          ---------------------------------

               Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment").

               A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part. On and after the date of the Change of Control Payment, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

     8.   Denominations; Transfer; Exchange.
          ---------------------------------

               The Notes are in registered form without coupons in denominations of $1,000 of principal amount at maturity and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

     9.   Persons Deemed Owners.
          ---------------------

               A Holder shall be treated as the owner of a Note for all purposes.

     10.  Unclaimed Money.
          ---------------

               If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     11.  Discharge Prior to Redemption or Maturity.
          -----------------------------------------

               If the Company or the Guarantor deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company and the Guarantor will be discharged from certain covenants set forth in the Indenture.

     12.  Amendment; Supplement; Waiver.
          -----------------------------

               Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

     13.  Restrictive Covenants.
          ---------------------

               The Indenture imposes certain limitations on the ability of the Company and the Guarantor and its Restricted Subsidiaries, among other things, to Incur Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, engage in transactions with Affiliates or, with respect to each of the Company and the Guarantor, merge, consolidate or transfer substantially all of its assets. Within 45 days after the end of each fiscal quarter (90 days after the end of the last fiscal quarter of each year), the Company must report to the Trustee on compliance with such limitations.

     14.  Successor Persons.
          -----------------

               When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

     15.  Defaults and Remedies.
          ---------------------

               The following events constitute "Events of Default" under the
     Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) the Company or the Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company or the Guarantor in the Indenture or under the Notes and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount at maturity of the Notes; (d) there occurs with respect to any issue or issues of Indebtedness of the Company, the Guarantor or any Significant Subsidiary having an outstanding principal amount at maturity of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (e) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, the Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (f) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, the Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company, the Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or (g) the Company, the Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

               If an Event of Default (other than an Event of Default specified in clause (f) or (g) above that occurs with respect to the Company or the Guarantor) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the Accreted Value of, premium, if any, and accrued interest, if any, on the Notes to be immediately due and payable.

               If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company or any Restricted Subsidiary occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount at maturity of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

     16.  Guarantee.
          ---------

               The Company's obligations under the Notes are fully and irrevocably guaranteed by the Guarantor.

     17.  Trustee Dealings with Company or Guarantor.
         ------------------------------------------

               The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company, the Guarantor or their Affiliates and may otherwise deal with the Company, the Guarantor or their Affiliates as if it were not the Trustee.

     18.  No Recourse Against Others.
          --------------------------

               No incorporator or any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person as such, of the Company or the Guarantor or of any successor Person shall have any liability for any obligations of the Company or the Guarantor under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     19.  Authentication.
          --------------

               This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

     20.  Abbreviations.
          -------------

               Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

               The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to ICG Holdings, Inc., 9605 East Maroon Circle, P.O. Box 6742, Englewood, Colorado, 80155-6742, Attention: Chief Financial Officer.


                              [FORM OF TRANSFER NOTICE]


               FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

     Insert Taxpayer Identification No.
     ----------------------------------


     --------------------------------------------------------------------------

     ---------------------------------

     Please print or typewrite name and address including zip code of assignee

     ---------------------------------------------------------------------------

     -----------------------------------

     the within Note and all rights thereunder, hereby irrevocably constituting and appointing
                    ------------------------------------------------------------
             attorney to transfer said Note on the books of the Company with
     -------
     full power of substitution in the premises.


                       [THE FOLLOWING PROVISION TO BE INCLUDED
                  ON ALL SECURITIES OTHER THAN EXCHANGE SECURITIES,
                      UNLEGENDED OFFSHORE GLOBAL SECURITIES AND
                       UNLEGENDED OFFSHORE PHYSICAL SECURITIES]

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective Registration or
     (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                     [Check One]
                                         ---------

     [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                          or
                                          --

     [  ] (b)  this Note is being transferred other than in accordance with
               (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

     If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

     Date:
          ---------------------------------------------------------------------
                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.



     TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

     Dated:
           --------------------------------------------------------------------
                                   NOTICE:  To be executed by an executive
                                   officer

                          OPTION OF HOLDER TO ELECT PURCHASE


               If you wish to have this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, check the Box: [ ]

               If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state
     the amount (in principal amount at maturity):  $                   .
                                                     -------------------

     Date:
            -----------------

     Your Signature:
                    -----------------------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)

     Signature Guarantee:
                           ------------------------------

                                                                     EXHIBIT B
                                                                       ---------


                                 Form of Certificate
                                 -------------------



     Norwest Bank Colorado, N.A.                                          , 19
                                                             ---------- --    --
     1740 Broadway
     Denver, Colorado  80274-8693
     Attention:  Corporate Trust and Escrow Services

                   Re:  ICG Holdings, Inc. (the "Company")
                        11 5/8% Senior Discount Notes
                        due 2007 (the "Securities")
                        ----------------------------------------

     Ladies and Gentlemen:

                   This letter relates to U.S. $                principal amount
                                                ---------------
     at maturity of Securities represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.02 of the Indenture (the "Indenture") dated as of March 11, 1997 relating to the Securities, we hereby certify that we are (or we will hold such Securities on behalf of) a person outside the United States to whom the Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount at maturity of Securities, all in the manner provided for in the Indenture.

                   You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Holder]



                                        By:
                                           ------------------------------------
                                                   Authorized Signature

                                                                     EXHIBIT C
                                                                     ---------



                         Form of Certificate to Be Delivered
                            in Connection with Transfers
                              Pursuant to Regulation S
                         -----------------------------------




     Norwest Bank Colorado, N.A.                                          , 19
                                                             ---------- --    --
     1740 Broadway
     Denver, Colorado  80274-8693
     Attention:  Corporate Trust and Escrow Services

                   Re:  ICG Holdings, Inc. (the "Company")
                        11 5/8% Senior Discount Notes
                        due 2007 (the "Securities")
                        ---------------------------------------

     Ladies and Gentlemen:

                   In connection with our proposed sale of U.S.$
                                                                 ------------
     aggregate principal amount at maturity of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

                   (1) the offer of the Securities was not made to a person in the United States;

                   (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

                   (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                   (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

                   You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                Very truly yours,

                                                [Name of Transferor]


                                                By:
                                                   ----------------------------
                                                       Authorized Signature

                                                                    EXHIBIT D
                                                                    ---------

                              Form of Certificate to Be
                             Delivered in Connection with
                      Transfers to Non-QIB Accredited Investors
                      -----------------------------------------





     Norwest Bank Colorado, N.A.                                       , 19
                                                           ---------- --    --
     1740 Broadway
     Denver, Colorado  80274-8693
     Attention:  Corporate Trust and Escrow Services

                   Re:  ICG Holdings, Inc. (the "Company")
                        11 5/8% Senior Discount Notes
                        due 2007 (the "Securities")
                        ---------------------------------------

     Dear Sirs:

                   In connection with our proposed purchase of $
                                                            -----------
     aggregate principal amount of the Securities, we confirm that:

                   1. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture dated as of March 11, 1997 relating to the Securities (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                   2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act, or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

                   3. We understand that, on any proposed resale of any Securities, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

                   4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                   5. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                   You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                Very truly yours,

                                                [Name of Transferee]


                                                By:
                                                   ----------------------------
                                                       Authorized Signature